Exhibit 99.1

WABCO Reports Q3 2013 Results; Strongly Outperforms a Continued Sluggish Market; Narrows Guidance for 2013

•	Q3 2013 sales of $677.1 million, up 13.4 percent in local currencies and up 15.1 percent in U.S. dollars from a year ago

•	Q3 2013 operating margin of 13.2 percent on a performance basis, up from 13.0 percent a year ago; operating margin of 12.8 percent on a U.S. GAAP basis, up from 12.4 percent a year ago

•	Q3 2013 diluted EPS of $1.26 on a performance basis, up from $1.02 a year ago; diluted EPS of $1.26 on a U.S. GAAP basis, up from $1.19 a year ago

•	In Q3 2013, WABCO generated $92.0 million in net cash from operating activities and $70.1 million of free cash flow, excluding payments of $4.8 million for streamlining and separation activities

•	Narrows guidance for full year 2013; sales growth to now range between 7.5 and 8.5 percent in local currencies, versus previous guidance to range between 5 and 8 percent; diluted EPS on a performance basis to now range from $4.90 to $5.00, versus previous guidance to range from $4.70 to $5.00; and diluted EPS on a U.S. GAAP basis to now range from $7.84 to $7.94, versus previous guidance to range from $7.64 to $7.94

BRUSSELS, Belgium, October 25, 2013 – WABCO Holdings Inc. (NYSE: WBC), a global technology leader and tier-one supplier to the commercial vehicle industry, today reported Q3 2013 sales of $677.1 million, up 13.4 percent in local currencies from a year ago and up 15.1 percent in U.S. dollars, despite a sequential seasonal industry contraction for the quarter.

“In Q3 2013, WABCO delivered once again an outstanding quarterly performance as we demonstrated our continued ability to outperform a sluggish global market. Indeed, WABCO’s sales increased 13.4 percent year on year, boosted by record quarterly aftermarket revenues excluding foreign currency translation effects,” said Jacques Esculier, WABCO Chairman and Chief Executive Officer.

“In addition, WABCO’s Operating System, one of our industry’s most advanced management environments, continues to power excellence in execution across our organization, as it generated a productivity gain of $20.4 million in Q3 2013, yet another robust quarterly result,” said Esculier. “It delivered savings of 5.2 percent of gross material costs and 6.0 percent of conversion costs. This continued strong performance further demonstrates WABCO’s ongoing ability to optimize resources and flex capacity to address changes in market demand.”

WABCO reported Q3 2013 performance operating income of $89.5 million, up from $76.4 million a year ago, and operating income was $86.9 million on a U.S. GAAP basis, up from $73.2 million a year ago.

WABCO’s performance operating margin for Q3 2013 was 13.2 percent, up from 13.0 percent a year ago, and operating margin was 12.8 percent on a U.S. GAAP basis, up from 12.4 percent a year ago.

For Q3 2013, WABCO reported performance net income attributable to the company of $79.5 million or $1.26 per diluted share, up from $66.3 million or $1.02 per diluted share a year ago, and Q3 2013 U.S. GAAP net income attributable to the company of $80.0 million or $1.26 per diluted share, up from $77.5 million or $1.19 per diluted share a year ago.

During Q3 2013, WABCO generated $92.0 million in net cash from operating activities, resulting in free cash flow of $70.1 million, excluding payments of $4.8 million for streamlining and separation activities. This resulted in a conversion rate of 88 percent of performance net income attributable to the company.

Since June 2011, WABCO has repurchased 9,137,567 shares for $531.7 million in open market transactions as of September 30, 2013. WABCO is authorized to repurchase up to $268.3 million of additional shares through December 31, 2014.

Recent Highlights

On October 16, 2013, WABCO announced that it has further expanded its relationship with Mercedes-Benz do Brasil, one of the largest manufacturers of commercial vehicles in South America. WABCO will furnish air processing technology, on a sole supplier basis, to equip braking systems across Mercedes-Benz do Brasil’s platforms of medium- and heavy-duty trucks. Series production is expected to start in the fourth quarter of 2014. This long-term agreement represents new incremental business. WABCO will supply this technology from its world-class manufacturing facility located in Sumaré, Brazil.

In Q3 2013, WABCO disclosed that it has entered into a new multi-year agreement with GAZ Group, Russia’s largest manufacturer of commercial vehicles. The new contract engages WABCO as sole supplier for a range of advanced braking systems and components to support GAZ Group’s next generation of medium-duty trucks. Series production is expected to start in 2014. This long-term agreement is new incremental business. It comprises supply of WABCO anti-lock braking systems (ABS), high-performance single-piston air disc brakes, advanced air-processing technologies and other innovative braking components that improve vehicle safety and efficiency.

Also in Q3 2013, WABCO announced that it has additional business with KAMAZ, one of Russia’s largest commercial vehicle makers. WABCO is now supplying electronic braking systems (EBS) with integrated electronic stability control (ESC) for series production on KAMAZ’s new truck platform. It also marks the first time in Russia’s commercial vehicle industry that a local truck manufacturer adopts advanced EBS and ESC technologies in series production. KAMAZ has also adopted WABCO’s latest electronically controlled air suspension (ECAS). For over a decade, WABCO has been supplying KAMAZ with anti-lock braking systems (ABS) and components for braking controls. Based on a tender in 2013, WABCO became KAMAZ’s sole supplier of ABS.

WABCO reported in Q3 2013 that it has expanded its long-term supply agreement with Ford Otosan, Turkey’s largest manufacturer and exporter of commercial vehicles. It adds WABCO’s breakthrough c-comp™ air compressor with integrated clutch for series production in 2015 to support Ford Otosan’s current and new platforms of heavy-duty trucks. WABCO’s c-comp air compressor also supports engines that meet upcoming EURO VI emission standards, contributing to improved environmental sustainability. For more than a decade, WABCO has been supplying a broad portfolio of braking, air management and electronic suspension technologies and systems to support series production of Ford Otosan’s trucks.

WABCO disclosed in Q3 2013 that its factory in Qingdao, China, has achieved an annual production volume of one million vacuum pumps that are used in passenger cars and some commercial vehicles. This achievement also qualifies WABCO as a major supplier in China’s passenger car market. WABCO’s industry-leading vacuum pump technology offers a compact, light-weight design with ultra-low power consumption attributes. It helps improve the vehicle’s fuel economy while also reducing emissions. WABCO supplies major automobile and engine manufacturers based in China and outside China.

As previously disclosed, the EU General Court ruled in September 2013 that WABCO must be reimbursed EUR 203 million (approximately $271 million) by the European Commission in the matter of a civil fine involving former bathroom fittings entities of the former American Standard Companies Inc. which had been transferred to WABCO as an obligation in connection with its spin-off in 2007. WABCO will account for this matter in Q4 2013 in accordance with U.S. GAAP and the accounting treatment will depend on whether the European Commission appeals the court decision and, if so, based on which grounds. The Commission has up to 2 months and 10 days from its receipt of the General Court’s full judgment to decide whether to appeal, but only on matters of law. In any event, an appeal does not suspend payment of the reimbursement to WABCO. The General Court subsequently amended its ruling to correct the amount of reimbursement to EUR 206 million (approximately $274 million).

Narrows Full Year 2013 Guidance

Based on our current estimates of future market conditions, WABCO narrows its guidance for 2013 to indicate sales growth to now range between 7.5 and 8.5 percent in local currencies, versus previous guidance to range between 5 and 8 percent; performance operating margin to now range from 13.2 to 13.4 percent, versus previous guidance to range from 13.0 to 13.5 percent; and operating margin on a U.S. GAAP basis to now range from 12.4 to 12.6 percent, versus previous guidance to range from 12.2 to 12.7 percent.

WABCO’s guidance results in diluted earnings per share on a performance basis to now range from $4.90 to $5.00, versus previous guidance to range from $4.70 to $5.00; and diluted earnings per share are estimated to now range from $7.84 to $7.94 on a U.S. GAAP basis, versus previous guidance to range from $7.64 to $7.94.

As previously disclosed, WABCO expects in 2013 to convert between 80 and 90 percent of its net income attributable to the company into free cash flow, excluding payments associated with streamlining and separation activities.

Conference Call

WABCO Chairman and Chief Executive Officer Jacques Esculier and interim Chief Financial Officer Jason Campbell will discuss WABCO’s results and outlook on a conference call at 9 a.m. Eastern Time today. It will be webcast at www.wabco-auto.com where the press release and financial information will be available under “WABCO Q3 2013 Results.”

The call is also accessible by telephone in listen only mode. Dial-in number is +1 408 940 3818 and U.S. toll-free dial-in number is 877 844 0834.

A replay of the call will be available from 12:00 Noon Eastern Time on October 25 until midnight October 31, 2013. Replay dial-in number is +1 404 537 3406 and U.S. toll-free dial-in number is 855 859 2056. Conference ID is 70182783.

About WABCO

WABCO (NYSE: WBC) is a leading global supplier of technologies and control systems for the safety and efficiency of commercial vehicles. Founded nearly 150 years ago, WABCO continues to pioneer breakthrough electronic, mechanical and mechatronic technologies for braking, stability and transmission automation systems supplied to the world’s leading commercial truck, bus and trailer manufacturers. With sales of $2.5 billion in 2012, WABCO is headquartered in Brussels, Belgium. For more information, visit www.wabco-auto.com

Forward-Looking Statements

This document contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that are based on management’s good faith expectations and beliefs concerning future developments. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “strategies,” “prospects,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the actual level of commercial vehicle production in our end markets, adverse developments in the business of our key customers, pricing changes to our supplies or products, and the other risks and uncertainties described in the “Risk Factors” section and the “Information Concerning Forward Looking Statements” section of WABCO’s Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on company estimates.

Non-GAAP Financial Measures

To facilitate the understanding of Q3 2013 results, several tables follow this news release. Sales excluding the effects of foreign exchange, incremental gross and operating margin and EBIT are non-GAAP financial measures. Additionally, operating income, EBIT, net income attributable to the company and net income attributable to the company per diluted share on a “performance basis” are non-GAAP financial measures that exclude separation and streamlining items, the one-time impact from an adjustment to the UK pension plan, and discrete and other one-time tax items, as applicable. Free cash flow presents our net cash provided by operating activities less net cash used for purchases of property, plant, equipment, and computer software. These measures should be considered in addition to, not as a substitute for, GAAP measures. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the company’s business. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

Attachment

•	Condensed Consolidated Statements of Income
•	Condensed Consolidated Balance Sheets
•	Condensed Consolidated Statements of Cash Flows
•	Q3 2013 Data Supplement Sheet
•	Nine Months Ended September 30, 2013 Data Supplement Sheet
•	Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2013 Guidance

Media, investors and analysts contact

Christian Fife, +1 732 369 7465, christian.fife@wabco-auto.com

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
(Amounts in millions, except share and per share data)
Sales	$677.1	$588.3	$2,000.1	$1,880.8
Cost of sales	477.6	413.1	1,396.3	1,315.8

Gross profit	199.5	175.2	603.8	565.0
Costs and expenses:
Selling and administrative expenses	80.6	76.4	252.3	229.6
Product engineering expenses	30.9	25.5	90.7	77.7
Other operating expense, net	1.1	0.1	5.7	2.2

Operating income	86.9	73.2	255.1	255.5

Equity income of unconsolidated joint ventures, net	4.7	4.1	12.9	13.8
Other non-operating (expense)/income, net	(0.9)	(0.8)	2.8	(2.0)
Interest expense, net	(0.2)	(0.3)	(0.7)	(1.2)

Income before income taxes	90.5	76.2	270.1	266.1

Income tax expense/(benefit)	8.0	(3.3)	25.8	15.7

Net income including noncontrolling interests	82.5	79.5	244.3	250.4
Less: Net income attributable to noncontrolling interests	2.5	2.0	7.4	8.1

Net income attributable to Company	$80.0	$77.5	$236.9	$242.3

Net income attributable to Company per common share
Basic	$1.28	$1.22	$3.78	$3.78
Diluted	$1.26	$1.19	$3.72	$3.69
Cash dividend per share of common stock	$—	$—	$—	$—
Weighted average common shares outstanding
Basic	62,465,812	63,628,835	62,684,399	64,184,823
Diluted	63,248,651	64,904,085	63,615,995	65,638,742

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(Amounts in millions, except share data)	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$187.5	$175.0
Accounts receivable, less allowance for doubtful accounts: $4.7 in 2013; $3.6 in 2012	363.5	301.5
Inventories:
Finished products	99.4	76.9
Products in process	7.7	7.1
Raw materials	106.1	107.8
Taxes receivable on income	3.0	—
Future income tax benefits	10.7	13.8
Restricted cash	32.3	26.0
Guaranteed notes receivable	54.4	41.2
Other current assets	48.7	43.3

Total current assets	913.3	792.6

Property, plant and equipment, less accumulated depreciation	383.6	389.0
Goodwill	374.8	371.7
Long-term future income tax benefits	93.5	91.5
Investments in unconsolidated joint ventures	20.5	20.5
Intangible assets, net	41.5	39.4
Other assets	42.0	42.3

TOTAL ASSETS	$1,869.2	$1,747.0

LIABILITIES AND EQUITY
Current liabilities:
Loans payable to banks	$23.4	$76.2
Accounts payable	146.6	115.4
Accrued payroll	115.3	94.2
Current portion of warranties	28.0	33.8
Taxes payable	—	5.7
Other accrued liabilities	135.3	120.4

Total current liabilities	448.6	445.7

Post-retirement benefits	437.3	430.6
Deferred tax liabilities	30.4	29.9
Long-term income tax liabilities	48.5	47.7
Other liabilities	62.1	64.4

Total Liabilities	1,026.9	1,018.3
Shareholders’ equity:
Preferred stock, 4,000,000 shares authorized; none issued and outstanding

Common stock, $.01 par value, 400,000,000 shares authorized; shares issued: 77,324,703 in 2013; 75,755,306 in 2012; and shares outstanding: 62,230,330 in 2013; 62,747,151 in 2012	0.8	0.7
Capital surplus	789.3	735.5
Treasury stock, at cost: 15,094,373 shares in 2013; 13,008,155 shares in 2012	(808.0)	(655.8)
Retained earnings	955.5	718.6
Accumulated other comprehensive income
Foreign currency translation adjustments	(32.5)	(15.4)
Unrealized losses on benefit plans, net of tax	(106.9)	(107.2)

Total shareholders’ equity	798.2	676.4
Noncontrolling interests	44.1	52.3

Total equity	842.3	728.7

TOTAL LIABILITIES AND EQUITY	$1,869.2	$1,747.0

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended September 30,
	2013	2012
(Amounts in millions)
Operating activities:
Net income including noncontrolling interests	$82.5	$79.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	18.6	16.4
Amortization of intangibles	3.0	2.9
Equity in earnings of unconsolidated joint ventures, net of dividends received	—	0.8

Non-cash stock compensation	3.1	3.4
Deferred income tax benefit/(expense)	1.7	(12.8)
Loss on sale or disposal of property, plant and equipment	0.1	0.1
Changes in assets and liabilities:
Accounts receivable, net	(9.6)	4.2
Inventories	(2.3)	0.3
Accounts payable	(16.5)	(4.4)
Other accrued liabilities and taxes	14.2	11.8
Other current and long-term assets	(4.9)	17.7
Other long-term liabilities	2.1	(7.3)

Net cash provided by operating activities	92.0	112.6

Investing activities:
Purchases of property, plant and equipment	(24.5)	(24.5)
Investments in capitalized software	(2.2)	(2.2)
Acquisitions, net	—	(5.1)

Net cash used in investing activities	(26.7)	(31.8)

Financing activities:
Net repayments of revolving credit facilities	(0.1)	32.4
Borrowings of long-term debt	—	0.7
Net borrowings/repayments of short-term debt	(1.1)	(1.9)
Purchases of treasury stock	(47.9)	(47.1)
Dividends to noncontrolling interest holders	(1.8)	(1.7)
Purchase of subsidiary shares from noncontrolling interest	(4.6)	—
Proceeds from exercise of stock options	8.7	7.3

Net cash used in financing activities	(46.8)	(10.3)

Effect of exchange rate changes on cash and cash equivalents	2.6	4.7

Net decrease in cash and cash equivalents	21.1	75.2
Cash and cash equivalents at beginning of period	166.4	149.8

Cash and cash equivalents at end of period	$187.5	$225.0

WABCO HOLDINGS INC.

Q3 2013 Data Supplement Sheet (Unaudited)

	Quarter Ended September 30,
(Amounts in millions, except per share data)	2013	% of Sales/	2012	% of Sales/	Chg vs.	% Chg vs.
		Adj Sales		Adj Sales	2012	2012
Sales
Reported	$677.1		$588.3		$88.8	15.1%
Foreign exchange translational effects	(9.7)		—		(9.7)

Adjusted Sales	$667.4		$588.3		$79.1	13.4%

Gross Profit
Reported	$199.5	29.5%	$175.2	29.8%	$24.3	13.9%
Streamlining costs	0.9		1.6		(0.7)
Separation costs	0.2		0.2		—

Performance Gross Profit	$200.6	29.6%	$177.0	30.1%	$23.6	13.3%
Foreign exchange translational effects	(5.5)		—		(5.5)

Adjusted Gross Profit	$195.1	29.2%	$177.0	30.1%	$18.1	10.2%

Selling, Administrative, Product Engineering Expenses and Other
Reported	$112.6	16.6%	$102.0	17.3%	$10.6	10.4%
Streamlining costs	(1.0)		(1.0)		—
Separation costs	(0.5)		(0.4)		(0.1)
Performance Selling, Administrative, Product Engineering Expenses and Other	$111.1	16.4%	$100.6	17.1%	$10.5	10.5%
Foreign exchange translational effects	(3.5)		—		(3.5)

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$107.6	16.1%	$100.6	17.1%	$7.0	7.0%

Operating Income
Reported	$86.9	12.8%	$73.2	12.4%	$13.7	18.7%
Streamlining costs	1.9		2.6		(0.7)
Separation costs	0.7		0.6		0.1
Performance Operating Income	$89.5	13.2%	$76.4	13.0%	13.1	17.1%
Foreign exchange translational effects	(2.0)		—		(2.0)

Adjusted Operating Income	$87.5	13.1%	$76.4	13.0%	$11.1	14.5%

EBIT (Earnings Before Interest and Taxes)
Reported Operating Income/(Loss)	$86.9		$73.2		$13.7
Equity in Income of Unconsolidated Joint Venture	4.7		4.1		0.6
Other non-operating expense, net	(0.9)		(0.8)		(0.1)
Net income attributable to noncontrolling interest	(2.5)		(2.0)		(0.5)

EBIT	$88.2	13.0%	$74.5	12.7%	$13.7	18.4%
Streamlining costs	1.9		2.6		(0.7)
Separation costs	1.0		1.0		0.0

Performance EBIT (Earnings Before Interest and Taxes)	$91.1	13.5%	$78.1	13.3%	$13.0	16.7%
Foreign exchange translational effects	(2.2)		—		(2.2)

Adjusted EBIT (Earnings Before Interest and Taxes)	$88.9	13.3%	$78.1	13.3%	$10.8	13.9%

Pre-Tax Income
EBIT	$88.2		$74.5		$13.7
Interest (expense)/income, net	(0.2)		(0.3)		0.1

Pre-Tax Income	$88.0		$74.2		$13.8
Streamlining costs	1.9		2.6		(0.7)
Separation costs	1.0		1.0		0.0

Performance Pre-Tax Income	$90.9		$77.8		$13.1
Tax rate on a performance basis	12.6%		14.8%
Net Income Attributable to Company
Reported Net Income Attributable to Company	$80.0		$77.5		$2.5
Streamlining cost, net of tax	1.5		2.2		(0.7)
Tax items	(2.8)		(14.3)		11.5
Separation costs, net of tax and separation related taxes	0.8		0.9		(0.1)

Performance Net Income Attributable to Company	$79.5		$66.3		$13.2

Performance Net Income Attributable to Company per Diluted Common Share	$1.26		$1.02
Common Shares Outstanding - Diluted	63.2		64.9
Incremental Gross Profit and Operating Income Margin	Gross Profit		Operating Income
Increase in adjusted sales from ‘12	79.1		79.1
Increase in adjusted income from ‘12	18.1		11.1

Incremental Income as a % of Sales	22.9%		14.1%
YoY Transactional Foreign Exchange (FX) Impact			13.4

Increase in adjusted income from ‘12 excluding transactional FX impact			24.5
Incremental income excluding transactional FX as a % of Sales			31.0%

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Nine Months Ended September 30, 2013 Data Supplement Sheet

(Unaudited)

	Nine Months Ended September 30,
(Amounts in millions, except per share data)	2013	% of Sales/ Adj Sales	2012	% of Sales/ Adj Sales	Chg vs. 2012	% Chg vs. 2012
Sales
Reported	$2,000.1		$1,880.8		$119.3	6.3%
Foreign exchange translational effects	(1.5)		—		(1.5)

Adjusted Sales	$1,998.6		$1,880.8		$117.8	6.3%

Gross Profit
Reported	$603.8	30.2%	$565.0	30.0%	$38.8	6.9%
Streamlining costs	4.1		3.7		0.4
Separation costs	0.7		0.6		0.1

Performance Gross Profit	$608.6	30.4%	$569.3	30.3%	$39.3	6.9%
Foreign exchange translational effects	(5.9)		—		(5.9)

Adjusted Gross Profit	$602.7	30.2%	$569.3	30.3%	$33.4	5.9%

Selling, Administrative, Product Engineering Expenses and Other
Reported	$348.7	17.4%	$309.5	16.5%	$39.2	12.7%
Streamlining costs	(7.6)		(3.9)		(3.7)
Separation costs	(1.3)		(1.2)		(0.1)
UK pension adjustment	—		4.3		(4.3)

Performance Selling, Administrative, Product Engineering Expenses and Other	$339.8	17.0%	$308.7	16.4%	$31.1	10.1%
Foreign exchange translational effects	(4.3)		—		(4.3)

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$335.5	16.8%	$308.7	16.4%	$26.8	8.7%

Operating Income
Reported	$255.1	12.8%	$255.5	13.6%	$(0.4)	-0.2%
Streamlining costs	11.7		7.6		4.1
Separation costs	2.0		1.8		0.2
UK pension adjustment	—		(4.3)		4.3

Performance Operating Income	$268.8	13.4%	$260.6	13.9%	$8.2	3.2%
Foreign exchange translational effects	(1.6)		—		(1.6)

Adjusted Operating Income	$267.2	13.4%	$260.6	13.9%	$6.6	2.6%

EBIT (Earnings Before Interest and Taxes)
Reported Operating Income	$255.1		$255.5		$(0.4)
Equity in Income of Unconsolidated Joint Venture	$12.9		13.8		(0.9)
Other non-operating expense, net	$2.8		(2.0)		4.8
Net income attributable to noncontrolling interest	$(7.4)		(8.1)		0.7

EBIT	$263.4	13.2%	$259.2	13.8%	$4.2	1.6%
Streamlining costs	$11.7		7.6		4.1
Separation costs	$(0.7)		3.0		(3.7)
UK pension adjustment	—		(4.3)		4.3
Performance EBIT (Earnings Before Interest and Taxes)	$274.4	13.7%	$265.5	14.1%	$8.9	3.3%
Foreign exchange translational effects	(2.1)		—		(2.1)

Adjusted EBIT (Earnings Before Interest and Taxes)	$272.3	13.6%	$265.5	14.1%	$6.8	2.6%

Pre-Tax Income/(Loss)
EBIT	$263.4		$259.2		$4.2
Interest expense, net	(0.7)		(1.2)		0.5

Pre-Tax Income/(Loss)	$262.7		$258.0		$4.7
Streamlining costs	11.7		7.6		4.1
Separation costs	(0.7)		3.0		(3.7)
UK pension adjustment	—		(4.3)		4.3
Performance Pre-Tax Income	$273.7		$264.3		$9.4
Tax rate on a performance basis	13.5%		16.0%
Net Income Attributable to Company
Reported Net Income Attributable to Company	$236.9		$242.3		$(5.4)
Streamlining cost, net of tax	8.9		6.5		2.4
Tax items	(7.6)		(26.0)		18.4
Separation costs, net of tax and separation related taxes	(1.4)		2.4		(3.8)
UK pension adjustment, net of tax	—		(3.2)		3.2

Performance Net Income	$236.8		$222.0		$14.8

Performance Net Income per Diluted Common Share	$3.72		$3.38
Common Shares Outstanding - Diluted	63.6		65.6

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Reconciliation of Net Cash Provided

By Operating Activities to Free Cash Flow

(Unaudited)

(Amounts in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net Cash Provided by Operating Activities	$92.0	$112.6	$248.1	$282.1

Deductions or Additions to Reconcile to Free Cash Flow:
Net purchases of property, plant, equipment and computer software	(26.7)	(26.7)	(67.7)	(67.3)

Free Cash Flow	$65.3	$85.9	$180.4	$214.8

Less: Streamlining & separation payments	$(4.8)	$(4.3)	$(17.2)	$(10.7)

Free Cash Flow excluding streamlining & separation payments	$70.1	$90.2	$197.6	$225.5

Note: This statement reconciles net cash provided by operating activities to free cash flow. Management uses free cash flow and free cash flow excluding streamlining and separation payments, which are not defined by US GAAP, to measure the Company’s operating performance. Free cash flow excluding streamlining and separation payments is also one of the several measures used to determine incentive compensation for certain employees.

WABCO HOLDINGS INC.

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2013 Guidance

(Unaudited)

(Amounts in millions, except per share data)	Previous	Updated
	Full Year 2013 Guidance	Full Year 2013 Guidance
Operating Income

Reported Operating Income Margin	12.2% - 12.7%	12.4% - 12.6%
Streamlining cost, impact to margin	0.6%	0.6%
Separation costs, impact to margin	0.2%	0.2%

Performance Operating Income Margin	13.0% - 13.5%	13.2% - 13.4%

Net Income Attributable to Company
Reported Net Income Attributable to Company	$483.7 - $502.7	$496.4 - $502.7
Streamlining cost, net of tax	12.8	12.8
Tax items	(200.0)	(200.0)
Separation costs, net of tax and separation related taxes	1.0	1.0

Performance Net Income Attributable to Company	$297.5 - $316.5	$310.2 - $316.5

Reported Net Income Attributable to Company per Diluted Common Share	$7.64 - $7.94	$7.84 - $7.94

Performance Net Income Attributable to Company per Diluted Common Share	$4.70 - $5.00	$4.90 - $5.00
Diluted common shares outstanding	~63.3	~63.3

Note: The presentation of performance net income and performance net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.